UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of Earliest Event Reported):	Commission File Number:
February 20, 2006	0-51715

SPORT-HALEY, INC.

(Exact name of Registrant as specified in its charter)

Colorado	84-1111669
(State of incorporation)	(I.R.S. Employer
Identification Number)

4600 E. 48th Avenue
Denver, Colorado 80216
303/320-8800
(Address of principal executive
offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On February 20, 2006, Sport-Haley, Inc.’s (“Sport-Haley” or the “Company”) Audit Committee, along with senior management, determined that the statements of operations and cash flows of the Company for the quarter ended September 30, 2005, contained an error which, when corrected, would result in a material impact on results of operations for the quarter ended September 30, 2005.  The Audit Committee and senior management have, therefore, determined that the statements of operations and cash flows for the quarter ended September 30, 2005 require restatement.  The error relates to the Company’s accounting for bonuses paid to certain executive officers and a key employee of the Company in October 2005.  Because the Compensation Committee met and resolved prior to the end of the September 30, 2005, quarter that such bonuses, which did not relate to future services, should be paid, the Audit Committee and senior management of the Company have determined that the compensation expense should have been recorded in the quarter ended September 30, 2005.  The Company had recorded the bonuses when they were paid in October 2005.  Sport-Haley expects to file an amended interim report on Form 10-Q for the quarter ended September 30, 2005, correcting this error, within the next five business days.  No other unrelated corrections to the statements of operations or cash flows for September 30, 2005, are anticipated.

While the correction of the error will not have any material effect on the Company’s statements of operations or cash flows for the six months ended December 31, 2005, the correction will cause an increase in the amount of reported net loss for the quarter ended September 30, 2005, by approximately 24% and will cause the Company to record net income in the quarter ended December 31, 2005 of approximately $99,000, rather than recording a net loss of approximately $3,000.

Until the error is corrected with the filing of an amended Form 10-Q with restated statements of operations and cash flows, the Audit Committee and senior management have concluded that the currently filed statements of operations and cash flows for the quarter ended September 30, 2005, should not be relied upon. Members of the Audit Committee and senior management have discussed this conclusion, the nature of the error and the steps to be taken to remedy the error, with the Company’s independent auditors and have been advised that the Company’s independent auditors concur with their conclusions and the need to correct the error with restated statements of operations and cash flows for the quarter ended September 30, 2005.

The executive bonuses that were approved by the Compensation Committee on September 26, 2005 totaled $75,000 in cash plus a vehicle valued at approximately $14,000.  The bonuses were awarded to three executive officers and an employee for past services and were paid in October 2005.

Item 8.01 Other Events

On February 21, 2005, the Company issued a news release which announced that the public could no longer rely upon the Company’s statements of operations and cash flows for the quarter ended September 30, 2005, due to an accounting error and that the Company anticipates filing an amended Form 10-Q for the quarter ended September 30, 2005, to restate the statements of operations and cash flows therein.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

99.1	News Release dated February 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT-HALEY, INC.

Date: February 21, 2006	By:	/s/ Patrick W. Hurley
Patrick W. Hurley, Chief Financial Officer